UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2025

Creative Medical Technology Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53500	87-0622284
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

211 E Osborn Road, Phoenix, AZ 85012

(Address of principal executive offices)

(480) 399-2822

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CELZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 4, 2025, Creative Medical Technology Holdings, Inc. (the “Company”) adopted a Clawback Policy (the “Policy”) pursuant to Listing Rule 5608(b)(1) of The Nasdaq Stock Market LLC (“Nasdaq”), and filed the Policy with the Securities and Exchange Commission as an exhibit to its Amended Annual Report on Form 10-K. Although the Clawback Policy has been adopted with retroactive effect to December 1, 2023, the Clawback Policy will have no impact on compensation previously paid to the Company’s executive officers because the Company’s executive officers have not received any incentive compensation that could be subject to clawback under the Policy.

Notwithstanding the Company’s adoption of the Policy and current compliance with Nasdaq Listing Rule 5608, on April 8, 2025, the Company received a letter from Nasdaq stating that because the Company failed to timely adopt the Policy as required by Listing Rule 5608(b)(1), and failed to disclose the Policy in its Form 10-K for the fiscal years ended December 31, 2023 or December 31, 2024 (prior to its amendment), the Company previously did not comply with Listing Rule 5608(b)(2). However, in the letter, Nasdaq further informed the Company that it is currently in compliance with Nasdaq Listing Rules, and the matter raised by Nasdaq in the letter is now closed.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Creative Medical Technology Holdings, Inc.

Date: April 11, 2025	By:	/s/ Timothy Warbington
Timothy Warbington, Chief Executive Officer

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